Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main 212.407.4000 Fax 212.407.4990

October 4, 2023

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to SharpLink Gaming, Inc., a Delaware corporation (“SharpLink US” or the “Company”), and SharpLink Gaming Ltd., an Israeli corporation (“SharpLink Israel”), in connection with that certain Agreement and Plan of Merger, by and among SharpLink US, SharpLink Israel and SharpLink Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of SharpLink Gaming, Inc. (“Domestication Merger Sub”), dated June 14, 2023 and amended on July 24, 2023 (the “Domestication Merger Agreement”), relating to the merger of SharpLink Israel with and into Domestication Merger Sub, with SharpLink Israel being the surviving entity and a wholly owned subsidiary of SharpLink US. In connection therewith, SharpLink US has filed a registration statement on Form S-4, as amended (Reg. No. 333-272655) (the “Registration Statement”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance of up to:

(I) 2,897,518 shares (the “Shares”) of common stock, par value $0.0001 per share (the “SharpLink US Common Stock”), including (i) 2,833,644 shares to be issued to the holders of issued and outstanding shares of SharpLink Israel and underlying options and warrants of SharpLink US that will be issued on a 1-for-1 basis in exchange for outstanding options and warrants of SharpLink Israel in connection with the Domestication Merger, (ii) 7,202 shares underlying Series A-1 Preferred Stock, par value $0.0001 per share, of SharpLink US that will be issued on a 1-for-1 basis in exchange for outstanding Preferred A-1 Shares of SharpLink Israel in connection with the Domestication Merger (the “Series A-1 Preferred”), (iii) 28,968 shares underlying Series B Preferred Stock, par value $0.0001 per share, of SharpLink US that will be issued on a 2.321-for-1 basis in exchange for outstanding Preferred B Shares of SharpLink Israel in connection with the Domestication Merger (the “Series B Preferred” and, together with the Series A-1 Preferred, the “Preferred Stock”), (iv) 16,475 option shares underlying the options that are currently exercisable, and (v) 11,229 warrant shares underlying the warrants that are currently exercisable;

(II) 7,202 shares of Series A-1 Preferred and 12,481 shares of Series B Preferred to be issued to the holders of such class of securities of SharpLink Israel as described above;

(III) 17,052 options (the “Options”); and

(IV) 11,348 warrants (the “Warrants”).

SharpLink Gaming, Inc. October 4, 2023 Page 2

Pursuant to the Domestication Merger Agreement, all securities of SharpLink Israel are being converted into securities of SharpLink US and all warrants and options are being assumed by SharpLink US and the rights underlying such warrants and options to purchase or receive shares of SharpLink Israel will be converted into the right to purchase or receive the shares of SharpLink US Common Stock, on a one-for-one basis. The Shares, Preferred Stock, Options and Warrants are collectively referred to herein as the “Securities.”

In connection with the rendering of our opinions, we have:

(a) examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of:

(i) the Certificate of Incorporation of the Company;

(ii) forms of the Amended and Restated Certification of Incorporation and Bylaws of the Company;

(iii) minutes of the Board of Directors of the Company, dated June 12, 2023, related to the approval of the Domestication Merger Agreement, filing of the Registration Statement, the authorization and issuance of the Securities and related matters;

(iv) the Registration Statement and the proxy statement/prospectus included therein;

(v) the Domestication Merger Agreement;

(vi) forms of the certificate of designation of Series A-1 Preferred and of the certificate of designation of Series B Preferred;

(vii) forms of the Options;

(viii) forms of the Warrants;

(ix) the SharpLink Gaming Ltd. 2003 Israeli Share Option Plan and SportsHub Game Network, Inc. 2018 Stock Incentive Plan (the “Option Plans”);

(x) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinions stated herein;

(b) made such inquiries of officers and other representatives of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth below; and

(c) investigated such questions of law as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

SharpLink Gaming, Inc. October 4, 2023 Page 3

We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

a)	the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Domestication Merger Agreement, will be validly issued, fully paid, and nonassessable;

b)	the shares of Preferred Stock have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Domestication Merger Agreement, will be validly issued, fully paid, and nonassessable;

c)	the Options have been duly authorized and, when assumed in accordance with the terms and conditions of the Domestication Merger Agreement and the Option Plans, will constitute legal, valid and binding obligations of SharpLink US, enforceable against SharpLink US in accordance with their terms; and

d)	the Warrants have been duly authorized and, when assumed in accordance with the terms and conditions of the Domestication Merger Agreement, will constitute legal, valid and binding obligations of SharpLink US, enforceable against SharpLink US in accordance with their terms; and

The opinions expressed above are subject to the following assumptions, qualifications, and limitations:

(1) This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws affecting the enforcement of creditors’ rights generally.

(2) This opinion is subject to the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

(3) We express no opinion as to the enforceability of any provisions contained in the Warrants that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion or provide that determination by a party is conclusive, (iv) require waivers or amendments to be made only in writing, or (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws.

(4) We do not express any opinion as to the enforceability of provisions of the Options or the Warrants purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefore, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

(5) We do not express any opinion as to the enforceability of provisions relating to evidentiary standards or other standards by which the Options or the Warrants are to be construed.

(6) We do not express any opinion as to the enforceability of severability provisions.

(7) With respect to the opinion expressed in paragraph (d) above, we are assuming that the Warrants have been executed in the forms reviewed by us and have not been terminated or amended.

(8) With respect to the opinions expressed above, we are assuming that the Domestication Merger has been consummated.

Los Angeles New York Chicago Nashville Washington, DC San Francisco Beijing Hong Kong www.loeb.com

For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

SharpLink Gaming, Inc. October 4, 2023 Page 4

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LOEB & LOEB LLP

LOEB & LOEB LLP

Los Angeles New York Chicago Nashville Washington, DC San Francisco Beijing Hong Kong www.loeb.com

For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.